UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2014

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of Principal Executive Offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Cisco Systems, Inc. (“Cisco”), upon recommendation by the Nomination and Governance Committee of the Board, has nominated each of the current directors for election, and each has decided to stand for re-election at the 2014 Annual Meeting of Shareholders, with the exception of Marc Benioff, Chairman and Chief Executive Officer of salesforce.com, inc., who on September 8, 2014 had notified Cisco and its Board of his decision not to stand for re-election at the 2014 Annual Meeting of Shareholders. The Board has reduced the size of the Board to ten members effective at the time of the 2014 Annual Meeting of Shareholders. Mr. Benioff will continue to serve as a director until Cisco’s 2014 Annual Meeting of Shareholders to be held on November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 12, 2014	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary